Exhibit 10.5.2

Confidential portions of this document have been omitted and filed separately with the Commission. The omitted portions have been marked as follows: “***”.

Second Addendum

This Addendum Agreement is made this            day of December 2001, between Bioglan Pharma PLC of 5, Hunting Gate, Hitchin, Hertfordshire SG4 DTJ (“Bioglan”) and Jagotec AG of Eptingerstrasse 51, CH-4132 Murtenz, Switzerland (“Jago”) and Quintiles Ireland Limited of East Point Business Park, Fairview, Dublin 3, Ireland (“Quintiles”).

WHEREAS:

A. Bioglan and Jago entered into a Licence and Manufacturing Agreement dated March 13th 2000 (“the Licence Agreement”) for the Product Solaraze®, for certain European countries including the United Kingdom, France, Germany, Italy and Sweden with a right of first refusal to make distribute and sell the Product in all other countries of the world.

B. Bioglan and Jago entered into an Addendum Agreement dated December 28th 2000 (the “First Addendum”) amending the Licence Agreement and under which Bioglan was granted a licence and Jago agreed to transfer all NDA’s and NDS’s and all other Marketing Authorizations related to the Product, Solaraze®, for the Additional Territory (as defined in the First Addendum).

C. The following further arrangements were made in relation to the First Addendum and the Licence Agreement.

(i) by way of letter dated 14 May 2001, Jago transferred to Bioglan authorizations for the Additional Territory;

(ii) by Amendment number 1 dated 27 June 2001, Jago and Bioglan agreed that *** was to be payable by Bioglan within 90 business days of 30 June 2001;

(iii) by way of letter dated 4 October 2001 SkyePharma PLC, on behalf of Jago, forbore its right to insist on immediate payment of the *** payable by Bioglan within 90 business days of 30 June 2001 on the basis that the *** was to be paid upon the invoice of the first product shipped in respect of US launch with in any event, *** being payable by 31 December 2001.

D. By way of a letter dated 20 November 2001, Jago reinstated its request for immediate payment of the *** payable with 90 business days of 30 June 2001 and gave Bioglan notice to terminate the Licence Agreement (in accordance with its terms) on the basis of, amongst other things, Bioglan’s material breach of the Licence Agreement, being its failure to pay the above sums (the “Notice Letter”).

The parties agree as follows:

SAI. Relationship between the Licence Agreement and the Second Addendum

SAI.1 The terms and conditions set out in the Licence Agreement shall remain in full force and effect in relation to the Territory (as defined in the Licence Agreement) except as expressly varied by the terms set out in the First Addendum (as amended) or this Second Addendum.

SAI.2 This Second Addendum is intended to be read in conjunction with the Licence Agreement and the First Addendum (as amended) and, save where expressly stated in this Second Addendum, the terms of the Licence Agreement and the First Addendum shall apply to the Additional Territory.

SAI.3 Defined terms shall have the meaning given in the Licence Agreement or the First Addendum (as amended) as the case may be unless specified otherwise in this Second Addendum.

SAI.4 Jagotec, Bioglan and Quintiles hereby acknowledge that pursuant to clause 3 of the Deed of Variation and Novation entered into by the parties hereto together with Bioglan Pharma Inc on even date herewith (the “Deed of Variation and Novation”) the Agreements (as defined in clause SA4.1 below) shall be treated such that they shall operate as separate agreements, one between Quintiles and Jago in respect of the Additional Territory and one between Bioglan and Jago in respect of the Territory. The parties hereto agree that where reference is made in this Second Addendum to the Additional Territory it shall refer to a right or obligation of Quintiles and where a reference is made to the Territory it shall refer to a right or obligation of Bioglan.

SA2. Fees and Royalties

SA 2.1 In consideration of the novation of the Agreements (as defined in clause SA4.1 below) to Quintiles to the extent they relate to the Additional Territory in accordance with the Deed of Variation and Novation (as defined in clause SA1.4 above) Bioglan shall pay *** to Jago and Quintiles shall pay *** to Jago each payment to be made within two Business Days of the date hereof. The payment by Bioglan of *** US dollars shall be in full satisfaction of the obligations set out in sub-clauses A3.1(b) and (c) of First Addendum (as amended).

SA2.2 In the event that Bioglan grants any sub licence or distribution rights in respect of the Bioglan Territories (as defined in clause 2.4.1 of the Licence Agreement as amended by this Second Addendum) or Quintiles does so in respect of the Additional Territory, pursuant to and in accordance with clause 2.4 of the Licence Agreement (as amended by the Second Addendum), Bioglan shall pay royalties in accordance with the terms of clause 3.2 of the Licence Agreement in respect of the Bioglan Territories and Quintiles shall do so in accordance with the terms of clause A3.2 of the First Addendum. In respect of the Additional Territory whether the commercial sales of the Product are made by Bioglan in the Bioglan Territories or Quintiles in the Additional Territory or not.

SA3	Grant of sub licences

SA3.1	Clause 2.4 of the Licence Agreement shall be deleted and replaced with the following

2.4.1	In relation to:

(a)	Germany, France , Sweden and the United Kingdom; and

(b)	(save where a sub-licence has been granted in which case the provisions of clause 2.4.2 shall apply) any other countries in the Territory where now or in the future Bioglan is itself or has an Associated Company of Bioglan reasonably capable of performing its obligations under the Licence Agreement ((a) and (b) together the “Bioglan Territories)

Bioglan shall be entitled to grant sublicences, without the prior written consent of Jago provided that such sub-licences require compliance by the sub-licensees with clauses 4.2,

5.4.5, 5.8, 8.1, 8.2, 9.1, 10.1, 11, 14.4 and 19.3 of this Agreement and on condition that any such sublicences so granted shall terminate immediately to the extent that this Agreement is terminated in relation to the Territory.

2.4.2	In relation to all countries in the Territory other than the Bioglan Territories, the provisions relating to sub-licensing as set out in clauses 2.4 and 3.4 of the Licence Agreement shall continue to apply.

2.4.3	In relation to the Additional Territory, Quintiles shall be entitled to grant sub-licences, without the prior written consent of JAGO, provided that such sub-licences require compliance by the sub-licensees with clauses 4.2, 5.4.5, 5.8, 8.1, 8.2, 9.1, 10.1, 11, 14.4 and 19.3 of this Agreement and on condition that any such sub-licences so granted shall terminate immediately to the extent that this Agreement and the First Addendum is terminated in relation to the Additional Territory.

2.4.4	For the avoidance of doubt the termination for whatever reason of this Agreement in relation to either the Territory or the Additional Territory shall not affect the continuation of this Agreement or the relevant licensee’s rights or relevant sub-licensees’ rights in respect of the Territory or the Additional Territory (as the case may be) in relation to which this Agreement has not been terminated.

2.4.5	In the event that Bioglan grants any sub-licence in the Territory or Quintiles does so in the Additional Territory, Bioglan confirms that it will ensure that Jago receives all sums properly due to it pursuant to and in accordance with clauses 3.2 or 3.4 (as the case may be) of the Licence Agreement in respect of the Territory and Quintiles so confirms that it will ensure that Jago receives all sums properly due to it pursuant to clause A3.2 of the First Addendum in respect of the Additional Territory. For the avoidance of doubt clause 3.4 of the Licence Agreement shall not apply to any sublicences granted in respect of either the Bioglan Territories or the Additional Territory.

2.4.6	In relation to any sub-licence granted, if the sub-licensee, by any act or omission is in breach of such sub-licence Bioglan in respect of the Territory and Quintiles in respect of the Additional Territory shall take such steps as may be necessary to either remedy or procure the remedy by the sub-licensee of such breach. If such breach is not remedied within 45 days Bioglan in respect of the Territory and Quintiles in respect of the Additional Territory shall take all reasonable steps to enforce its rights to terminate such sub-licences. A failure by Bioglan in respect of the Territory and Quintiles in respect of the Additional Territory to comply with this clause shall constitute a material breach under clause 14.6.1 of the Licence Agreement.”

SA4	Termination Provisions

SA4.1

Upon payment by Bioglan in full of the sum of *** and payment by Quintiles in full of the sum of *** in accordance with SA2.1 above, Jago shall unconditionally withdraw the notice of termination set out in the Notice Letter and shall irrevocably waive any claims it may have against Bioglan in respect of the matters set out in such Notice Letter. Notwithstanding the provisions of clause 14 of the Licence Agreement, if payment is not received by Jago in accordance with clause SA2.1 above, Jago shall have the right to terminate the Licence Agreement, the First Addendum (as amended) and this Second Addendum (the “Agreements”) forthwith by giving notice in writing to Bioglan and to Quintiles, and thereafter neither Bioglan nor Quintiles shall have any rights in relation to the Product whatsoever whether in the Territory, the Additional Territory or otherwise.

(a)	SA4.2 In further consideration of the payments of the sums in accordance with clause SA2.1 Jago hereby for the period expiring at the end of 31 January 2002 irrevocably waives any rights it may have at any time in such period to serve any termination notices pursuant to clause 14.6.1 of the Licence Agreement during such period but such waiver shall be without prejudice to any other rights Jago may have or may acquire during that period and shall not prevent Jago from serving any notice of termination after such period in relation to such or any rights it may have or may acquire during that period; and

(b)	agrees that if from and including 1 February 2002 to 15 February 2002, Jago serves a notice to terminate the Agreements in respect of the Territory pursuant to clause 14.6.1 of the Licence Agreement Jago shall forthwith unconditionally withdraw such notice without prejudice to any other rights Jago may have or may acquire, if, during the required 45 day notice period, Quintiles or an Associated Company of Quintiles makes an investment in Bioglan in the form of a subscription for shares in Bioglan which will result in Quintiles or an Associated Company of Quintiles being interested in for the purposes of section 198 of the Companies Act, 1985 more than 5% of the issued share capital of Bioglan or otherwise provides financing to Bioglan (in the form of debt, loan capital or other form of indebtedness) or repays or settles all or part of Bioglan’s indebtedness (or any combination of the above) in each cause in respect of an aggregate amount which, if it had been made in the form of a subscription for ordinary shares, would result in Quintiles or an Associated Company of Quintiles being interested in for the purposes of section 198 of the Companies Act 1985 more than 5% of the issued share capital of Bioglan.

SA5.	Amendments

SA5.1 The reference in clause A6.4 of the First Addendum to clause 6.1 of the Licence Agreement shall be replaced by a reference to clause 4.1 of the Licence Agreement.

SA5.2 Clause 14.3 of the Licence Agreement shall be deleted.

SA5.3 Clause 5.7 of the Licence Agreement shall be deleted and shall be replaced by the following:

5.7 BIOGLAN shall market the Product under any trade mark chosen by BIOGLAN. BIOGLAN shall meet all responsibilities of maintaining such trade mark in the Territory and the Additional Territory. It is hereby agreed that during the term of this Agreement all rights in such trade marks rest absolutely in BIOGLAN. On termination of this Agreement for whatever reason and whether in respect of either or both of the Territory and the Additional Territory BIOGLAN or Quintiles (as the case may be) shall and shall procure that all relevant third parties shall assign to JAGO with full title guarantee all registrations and applications for the trade marks SOLARASE, SOLARAZE, any confusingly similar marks and any marks containing any such marks (the “SOLARAZE Marks”), including all statutory, common law or other rights attaching thereto and the right to sue for past infringements and to retain any damages obtained as a result of such action:

5.7.1	to the extent the Solaraze Marks subsist or have effect in the Territory where there is a termination in respect of the Territory; and/or

5.7.2	to the extent the Solaraze Marks subsist or have effect in the Additional Territory where there is a termination in respect of the Additional Territory.

Such assignment shall be and BIOGLAN or Quintiles (as the case may be) confirms that such assignment shall be made with the goodwill attaching to the SOLARAZE Marks and the goodwill of the business in which the SOLARAZE Marks have been used. The consideration payable by JAGO for such assignment shall be a fair market value to be agreed between Jago and Bioglan or Jago and Quintiles (as the case may be) in good faith negotiations. In the event the fair market value cannot be agreed by Jago and Bioglan or Jago and Quintiles (as the case may be), either party shall be entitled to refer the determination of the fair market valuation for such assignment to an expert (acting as an expert and not as an arbitrator) agreed between the parties (and if not agreed within a period of 10 business days after a request by either party so to agree, appointed by the President for the time being of the Chartered Institute of Accountants). The experts decision will be binding on the parties (save in the case of manifest error) and if Jago decides to proceed with the assignment the consideration payable by Jago for such assignment shall be that decided by the expert.”

This Second Addendum has been entered into on the date first written above

BIOGLAN PHARMA PLC

By Terry

Title Chairman & CEO

JAGOTEC AG

By

Title

QUINTILES IRELAND LIMITED

By

Title

[Such assignment shall be and BIOGLAN or Quintiles (as the case may be) confirms that such assignment shall be made with the goodwill attaching to the SOLARAZE Marks and the] goodwill of the business in which the SOLARAZE Marks have been used. The consideration payable by JAGO for such assignment shall be a fair market value to be agreed between Jago and Bioglan or Jago and Quintiles (as the case may be) in good faith negotiations. In the event the fair market value cannot be agreed by Jago and Bioglan or Jago and Quintiles (as the case may be), either party shall be entitled to refer the determination of the fair market valuation for such assignment to an expert (acting as an expert and not as an arbitrator) agreed between the parties (and if not agreed within a period of 10 business days after a request by either party so to agree, appointed by the President for the time being of the Chartered Institute of Accountants). The experts decision will be binding on the parties (save in the case of manifest error) and if Jago decides to proceed with the assignment the consideration payable by Jago for such assignment shall be that decided by the expert.”

This Second Addendum has been entered into on the date first written above

BIOGLAN PHARMA PLC

By

Title

JAGOTEC AG

By

Title

QUINTILES IRELAND LIMITED

/s/ Dennis B. Gillings
By Dennis B. Gillings

Title Director

[Such assignment shall be and BIOGLAN or Quintiles (as the case may be) confirms that such assignment shall be made with the goodwill attaching to the SOLARAZE Marks and the] goodwill of the business in which the SOLARAZE Marks have been used. The consideration payable by JAGO for such assignment shall be a fair market value to be agreed between Jago and Bioglan or Jago and Quintiles (as the case may be) in good faith negotiations. In the event the fair market value cannot be agreed by Jago and Bioglan or Jago and Quintiles (as the case may be), either party shall be entitled to refer the determination of the fair market valuation for such assignment to an expert (acting as an expert and not as an arbitrator) agreed between the parties (and if not agreed within a period of 10 business days after a request by either party so to agree, appointed by the President for the time being of the Chartered Institute of Accountants). The experts decision will be binding on the parties (save in the case of manifest error) and if Jago decides to proceed with the assignment the consideration payable by Jago for such assignment shall be that decided by the expert.”

This Second Addendum has been entered into on the date first written above

BIOGLAN PHARMA PLC

By

Title

JAGOTEC AG

/s/ Donald Nicholson	/s/ Michael R.D. Ashton
By Donald Nicholson	Michael R.D. Ashton

Title Financial Director	CEO

QUINTILES IRELAND LIMITED

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